SCHEDULE 14A
                         SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(A) of
                    the Securities Exchange Act of 1934

                            ____________________

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statements
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ____________________

                   AIR & WATER TECHNOLOGIES CORPORATION
             (Name of Registrant as Specified In Its Charter)


                   AIR & WATER TECHNOLOGIES CORPORATION
             (Name of Registrant as Specified In Its Charter)


                 (Name of Person(s) Filing Proxy Statement

                            ____________________

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
        ................................................

    2)  Form, Schedule or Registration Statement No.:
        ................................................

    3)  Filing Party:
        ................................................

    3)  Date Filed:
        ................................................


                   AIR & WATER TECHNOLOGIES CORPORATION
                   U.S. Highway 22 West and Station Road
                       Branchburg, New Jersey 08876

                         _________________________


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JUNE 8, 1995


To the Stockholders of
Air & Water Technologies Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders of Air & Water Technologies Corporation ("AWT" or the "Company") will be held on Thursday, June 8, 1995 at 10:00 a.m., local time, at the Somerset Marriott Hotel, 110 Davidson Avenue, Somerset, New Jersey 08873, to consider and act on the following:

       1. To elect nine members of the Board of Directors to serve for the ensuing year;

       2. To ratify the appointment by the Board of Directors of Arthur Andersen & Co. as independent public accountants for the Company's 1995 fiscal year; and

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on April 27, 1995 will be entitled to vote at the Annual Meeting. A list of such stockholders will be available at the time and place of meeting and, during the ten days prior to the meeting, at the Company's executive offices located at U.S. Highway 22 West and Station Road, Branchburg, New Jersey 08876.

   A copy of the Company's 1994 Annual Report is enclosed herewith.

                                            By Order of the Board of Directors


                                            DOUGLAS A. SATZGER
                                            Secretary

Branchburg, New Jersey
May 8, 1995
______________________________________________________________________________

   YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS USE BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER WHO HAS EXECUTED A PROXY BUT IS PRESENT AT THE MEETING AND WHO WISHES TO VOTE IN PERSON MAY DO SO BY REVOKING HIS, HER OR ITS PROXY AS DESCRIBED IN THE PRECEDING SENTENCE.


                   AIR & WATER TECHNOLOGIES CORPORATION
                   U.S. Highway 22 West and Station Road
                       Branchburg, New Jersey 08876


                              PROXY STATEMENT

                                  GENERAL

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Air & Water Technologies Corporation ("AWT" or the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") or at any adjournments thereof. The Annual Meeting will be held on Thursday, June 8, 1995 at 10:00 a.m., local time, at the Somerset Marriott Hotel, 110 Davidson Avenue, Somerset, New Jersey 08873.

   If a stockholder properly executes and returns the enclosed form of proxy, it will be voted according to his, her or its instructions. If no instructions are given, it will be voted FOR the election as directors of the nine nominees named below, and FOR ratification of the appointment by the Board of Directors of Arthur Andersen & Co. as independent auditors of the Company for its 1995 fiscal year. Any proxy given by a stockholder may be revoked by the stockholder at any time before it is voted by written notice to the Secretary of the Company, by a duly executed proxy bearing a later date, or by voting in person at the meeting. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

   The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries personally or by mail, telephone, facsimile communication or telegraph. No additional compensation will be paid for such solicitation. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. In addition, the Company has engaged the services of Kissel-Blake, Inc. to solicit proxies and will pay such proxy soliciting agent $5,000 plus expenses in connection therewith. Solicitation by such firm may be by mail, personal interview, telephone or telegraph.
   So far as the management of the Company is aware, stockholders will take action on no matters other than those described in this Proxy Statement. In the event that any other matters properly come before the meeting that call for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

   The Company is mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about May 8, 1995.

                                  VOTING

   The Board of Directors has fixed the close of business on April 27, 1995 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On the Record Date, there were outstanding 32,018,004 shares of the Company's Class A Common Stock, $.001 par value per share ("Class A Common Stock") and 1,200,000 shares of the Company's 5 1/2% Series A Convertible Exchangeable Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"). Shares of the Company's Class A Common Stock and Series A Preferred Stock are entitled to be voted at the Annual Meeting. Holders of issued and outstanding shares of Class A Common Stock are entitled to one vote for each share they hold. Holders of Series A Preferred Stock are entitled to that number of votes equal to the number of votes to which the shares of Class A Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Class A Common Stock had been outstanding on the Record Date. The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the Annual Meeting. Pursuant to the By-Laws, directors of the Company shall be elected by a plurality vote of the votes cast at the Annual Meeting. All other questions shall be determined by a majority of the shares entitled to vote at the Annual Meeting, except as may otherwise be provided in the Company's Certificate of Incorporation, By-Laws or by law. Accordingly, abstentions and broker non-votes will not count as "votes cast" for or against a nominee for director. The proposal to ratify the appointment of auditors requires the approval of a majority of the shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes with respect to Proposal 2 will have the same effect as votes against that proposal.


                    PROPOSAL 1:  ELECTION OF DIRECTORS

   Information Concerning the Nominees

   The Company's Restated Certificate of Incorporation and By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

   Pursuant to the terms of the Investment Agreement dated as of March 30, 1994, the Company has agreed that Compagnie Generale des Eaux ("CGE") will have representation on the Board of Directors (and all committees thereof other than any Special Committee of "Independent Directors" (as defined below)) that is proportionate to the aggregate number of shares of Class A Common Stock owned by CGE (rounded down to the next whole number if CGE owns in the aggregate less than one-half of the outstanding shares of Class A Common Stock, treating the shares of the Series A Preferred Stock owned by CGE as having been converted, or, if otherwise, rounded up to the next whole number). See "Certain Relationships and Related Transactions -- Certain Covenants of the Company."

   The Board of Directors has nominated for election as directors at the Annual Meeting [four] individuals designated by CGE out of a total of nine directors (Messrs. Elia, David, Deschamps and Kriegel) and an additional Independent Director (a director not employed by the Company or CGE or their respective affiliates) satisfactory to CGE (Ms. Green). The Chairman of the Board of Directors is also designated by CGE. The Board of Directors has also nominated Messrs. Costle, DeBenedictis, Morris and Senior as directors for election at the Annual Meeting.

   The Board of Directors of the Company has recommended that the stockholders elect nine directors at the Annual Meeting. Each director elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Board of Directors recommends that the stockholders elect the nominees named below as directors of the Company. The persons named in the enclosed proxy intend to vote the shares represented by such proxy, unless the stockholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the nine nominees named below.

   The Company has no reason to believe that any such nominees will be unable, if elected, to serve as a director. If such an event should occur, however, the persons named in the enclosed proxy intend to vote the shares represented by the enclosed proxy for the remainder of the nominees, and for such substitute nominee or nominees as the Company's current Board of Directors may select.

   All of the nominees for director named below currently serve as directors of the Company for terms expiring at the Annual Meeting and were all last elected at the Company's 1994 Annual Meeting of Stockholders.

                                 Positions and other Relationships with
 Name                      Age   the Company and Business Experience
 ----                      ---   --------------------------------------

Claudio Elia..............  52   Chairman of the Board of Directors, Chief
                                 Executive Officer and member of the
                                 Executive Committee.  Mr.  Elia was
                                 elected Chairman and Chief Executive
                                 Officer of AWT on June 14, 1994.  Mr.
                                 Elia is President and Chief Executive
                                 Officer of Anjou International Company
                                 ("Anjou"), the United States holding
                                 company subsidiary of CGE, since 1988 and a director of Anjou since March 17, 1994.
                                 In this capacity, Mr.  Elia is the
                                 representative of CGE in the United
                                 States.  He also holds the position of
                                 President and Chief Executive Officer of
                                 Montenay International Corporation, a
                                 United States waste-to-energy company
                                 which is part of CGE's activities in the United States. Mr. Elia is also the
                                 President and Chief Executive Officer of
                                 Limbach Holdings, Inc., a leading American climatization company.

Nicholas DeBenedictis.....  49   Director and member of the Audit Committee.
                                 Mr.  DeBenedictis was elected as a
                                 director of AWT on June 14, 1994.  Mr.
                                 DeBenedictis is Chairman of Philadelphia
                                 Suburban Corporation ("PSC") (the parent company of Philadelphia Suburban Water
                                 Company, one of America's leading
                                 investor-owned water utilities), since May
                                 1993.  Mr.  DeBenedictis joined PSC in
                                 July 1992 as its President and Chief
                                 Executive Officer, and from July 1992 to
                                 May 1993 also served as Chairman of PSC's principal subsidiary, Philadelphia
                                 Suburban Water Company.  From 1989 to
                                 1992, Mr.  DeBenedictis was Senior Vice
                                 President of Corporate and Public Affairs for Philadelphia Electric Company. Prior thereto, he served as President of the Greater Philadelphia Chamber of Commerce.
                                 Mr. DeBenedictis also formerly served as Secretary for the Department of
                                 Environmental Resources (1983 to 1986) and
                                 Director of the Office of Economic
                                 Development (1981 to 1983) for the
                                 Commonwealth of Pennsylvania. He serves on the Board of Directors of the PNC East
                                 Bank Advisory Board, the Greater
                                 Philadelphia Chamber of Commerce, the
                                 Philadelphia Convention and Visitors
                                 Bureau, the Pennsylvania Environmental
                                 Council, and The Children's Hospital of
                                 Philadelphia. Mr. DeBenedictis is also a member of the Board of Advisors of the School of Business Administration of
                                 Drexel University.

Douglas M. Costle.........  55   Director and member of the Audit Committee.
                                 Mr.  Costle, Administrator of the EPA from
                                 1976 to 1981, became a director of AWT in August 1988. Mr. Costle also served as a director of Metcalf & Eddy Companies Inc.
                                 from 1988 to October 1991.  He is
                                 presently a Distinguished Senior Fellow of the Institute for Sustainable Communities at Vermont Law School. He served as dean of Vermont Law School from July 1987 to
                                 July 1991. Prior thereto, Mr. Costle was counsel to the law firms of Wald, Harkrader & Ross in Washington, D.C. and
                                 Updike, Kelly and Spellacy in Hartford,
                                 Connecticut. Mr. Costle also serves as a director of Clean Sites, Inc., an independent non-profit corporation established to help accelerate the clean-up of abandoned hazardous waste sites in the United States.


Jacques-Henri David.......  51   Director and member of the Executive
                                 Committee and Compensation and Stock
                                 Option Committee. Mr. David was elected as a director of AWT on June 14, 1994.
                                 Mr.  David is Director General of CGE
                                 since 1992.  Mr.  David was formerly
                                 Chairman and CEO of Banque Stern from 1989 to 1992. Mr. David is on the Board of Directors of several French and non-French companies (among others, Certainteed and
                                 Saint-Gobain Corp. in the United States,
                                 Eridania, Beghin-Say and Banque Worms in
                                 France). He is also Vice-Chairman of the Economic Commission of the French Chief
                                 Executives' Board and Chairman of that
                                 Board's forecasting institute.

Jean-Dominique Deschamps..  57   Director.  Mr. Deschamps was elected as a
                                 director of AWT on June 14, 1994.  Mr.
                                 Deschamps is Adjunct Director General and
                                 Executive Vice President of CGE and
                                 Executive Vice President since 1989.  Mr.
                                 Deschamps is also Chairman and a Director of Professional Services Group, Inc. and
                                 Polymetrics, Inc. in the United States.
                                 He is also a Director of Compagnie de
                                 l'Eau et de l'Ozone, Compagnie des Eaux de
                                 Paris, Compagnie Fermiere de Services
                                 Publics, Societe des Eaux de Versailles et de St. Cloud, Societe Guyanaise des Eaux,
                                 Societe d'Exploitation des Eaux de Guinee, Compagnie Generale de Bruxelles, Anjou
                                 International Company, Hinckley & Schmitt and Kruger Systems AS.

Carol Lynn Green..........  48   Director and member of the Compensation and
                                 Stock Option Committee.  Ms.  Green was
                                 elected as a director of AWT on June 14, 1994. Ms. Green is a Partner in the Washington, DC law office of Bryan Cave since 1986. Prior thereto, Ms. Green served at the United States Department of Justice from 1980 to 1986 as the first
                                 Assistant Chief of the Environmental
                                 Enforcement Section.

William V. Kriegel........  49   Director.  Mr. Kriegel was elected as a
                                 director of AWT on June 14, 1994.  Mr.
                                 Kriegel is Chairman of the Board,
                                 President and Chief Executive Officer of
                                 Sithe Energies, Inc. since it was formed in 1984. Prior to coming to the United
                                 States in 1984, Mr. Kriegel co-founded an unaffiliated French energy company that within three years of its formation in 1980 became France's largest privately-owned company engaged in the development of small hydro-electric projects. In
                                 1978, he co-founded S.I.I.F., an
                                 unaffiliated company specializing in the purchase and rehabilitation of residential buildings and historical properties in
                                 France.

John W. Morris............  73   Director and member of the Audit Committee
                                 and Compensation and Stock Option
                                 Committee.  General Morris became a
                                 director of AWT in June 1992. From 1988 to October 1992, General Morris served as a director of Metcalf & Eddy Companies
                                 Inc. General Morris served as the Chief of Engineers, U.S. Army Corps of
                                 Engineers from 1976 to 1980 and presently serves as President of the National
                                 Waterways Foundation, Chairman of the
                                 Water Resources Congress, Chairman of the
                                 Environmental Effects Committee of the
                                 U.S.  Committee on Large Dams and
                                 President of JW Morris Ltd., an
                                 engineering consulting firm. From 1986 to 1987 he served as President and Chairman of the Engineering Group of Planning
                                 Research Corporations.

Enrique F. Senior.........  51   Director and member of the Executive
                                 Committee and the Compensation and Stock
                                 Option Committee.  Mr.  Senior has been a
                                 Managing Director and Executive Vice
                                 President of Allen & Company Incorporated, an investment banking firm, for more than the past five years. Mr. Senior became a director of AWT in October 1987 and also serves as a director of Dick Clark
                                 Productions, Inc.


   Committees of the Board of Directors and Meetings Held

   During the Company's fiscal year ended October 31, 1994 ("Fiscal 1994"), the Board of Directors of the Company held a total of six meetings.

   The Executive Committee of the Board of Directors, of which Messrs. Elia, David and Senior are currently members, met three times during Fiscal 1994. The function of the Executive Committee is to exercise, when the full Board is not in session, the powers of the Board in the management of the business and affairs of the Company.

   The Compensation and Stock Option Committee of the Board of Directors met two times during Fiscal 1994. Messrs. David, Morris and Senior and Ms. Green are currently members of the Compensation and Stock Option Committee, which reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation and Stock Option Committee also administers the Company's Long-Term Incentive Compensation Plan.

   The Audit Committee of the Board of Directors did not meet during Fiscal 1994. Messrs. DeBenedictis, Costle and Morris currently serve as members of the Audit Committee, which reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

   The Company does not have a standing Nominating Committee.

   [During Fiscal 1994, each of the incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees on which he or she served during the period he or she served on the Board of Directors.]

   Compensation Committee Interlocks and Insider Participation

   During the period from November 1, 1993 to June 14, 1994, the Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors consisted of Mr. Costle and Mr. Richard M. Dowd. Mr. Dowd was a Director of the Company until December 1994. Since June 14, 1994, Messrs. David, Senior and Morris and Ms. Green have been serving on the Compensation Committee. Mr. David is Director General of CGE. Mr. Senior is a Managing Director of Allen & Company, which has performed investment banking and other services for the Company from time to time. Allen & Company served as a financial advisor to the Company in connection with the transactions contemplated by the Investment Agreement. Ms. Green is a partner at the law firm of Bryan Cave, which has performed various legal services for the Company from time to time.

   Compensation of Directors

   Directors who are not employees of AWT or any of its affiliated companies receive an annual fee of $18,000 for service on the Board of Directors and an additional $7,500 per annum for service on each Committee thereof. Directors are also reimbursed for out-of-pocket expenses of attending Board and Committee meetings. In addition, pursuant to the Long-Term Incentive Compensation Plan, on July 31 of each year, each director who is a member of the Compensation and Stock Option Committee with responsibility for administering the Plan as of such date is granted a non-qualified option to purchase either (i) 3,000 shares of Class A Common Stock, if the director has served less than one year on the Committee, or (ii) 500 shares of Class A Common Stock, if the director has served one year or more on the Committee. The options granted vest annually in four equal installments commencing one year from the date of grant with exercise prices equal to the fair market value of the Class A Common Stock on the grant date. The Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), any outstanding options not therefore fully exercisable shall immediately become exercisable in their entirety.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to AWT under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the fiscal year ended October 31, 1994 and Form 5 and amendments thereto furnished to AWT with respect to the fiscal year ended October 31, 1994, the Company has identified the following persons as having filed late reports under Section 16(a) of the Exchange Act: Robert
S. Volland filed one late report on Form 3 reporting his election as an executive officer of AWT for the month of June 1994; CGE filed one late report on Form 4 with respect to the acquisition of 222,500 shares of Class A Common Stock in the month of October 1994.


              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The following table sets forth information as of [March 30, 1995], as to the beneficial ownership of AWT's capital stock by (i) each person owning beneficially more than five percent of the outstanding shares of its Class A Common Stock, (ii) each current director of AWT, (iii) each executive officer named in the Summary Compensation Table herein and (iv) all current officers and directors of AWT as a group. The persons named in the table have sole voting and dispositive power with respect to all shares of Class A Common Stock unless otherwise noted in the notes following the table. [Update Table]


                                                 Number of
                                                 Shares of       Percent of
                                                  Class A         Class A
Name of Person or Group                         Common Stock    Common Stock
- -----------------------                         ------------    -----------

Douglas M. Costle(1)............................      47,689          *
Jacques-Henri David(2)..........................  18,214,642        49.3
Nicholas DeBenedictis...........................           0          *
Jean-Dominique Deschamps(2).....................  18,214,642        49.3
Claudio Elia(3).................................  18,214,642        49.3
Carol L. Green..................................           0          *
William V. Kriegel..............................           0          *
John W. Morris..................................       3,079          *
Enrique F. Senior(4)............................   1,906,011         6.0
Donald A. Deieso................................      85,500 (5)      *
Arthur L. Glenn.................................     107,000 (6)      *
George C. Mammola...............................      37,500 (7)      *
Douglas A. Satzger..............................      51,000 (8)      *
Allen & Company Incorporated....................   1,367,367         4.3
711 Fifth Avenue
  New York, New York 10022
Compagnie Generale des Eaux(9)..................  18,214,642        49.3
  52 Rue d'Anjou
  75384 Paris Cedex 08
  France
State of Wisconsin Investment Board(10).........   3,108,000         9.8
  P.O. Box 7842
  Madison, Wisconsin 53207
The Capital Group, Inc(11)......................   3,213,660        10.0
  333 South Hope Street
  Los Angeles, California 90071
All directors and officers as a group
  (18 persons)(12)(13)..........................  20,395,932        55.5
_____________

   * Less than 1% ownership

(1) Includes 8,939 shares which may be acquired within 60 days of the date of the table.

(2) All of these shares of Class A Common Stock (including the shares of the Series A Preferred Stock and the 8% Convertible Subordinated
     Debentures ("Convertible Debentures") convertible into such shares of Class A Common Stock) are beneficially owned by CGE, with respect to which Messrs. David and Deschamps disclaim beneficial ownership. Messrs. David and Deschamps are Director General and Adjunct Director General and Executive Vice President of CGE, respectively.

(3) Includes 18,167,975 shares of Class A Common Stock (including the shares of the Series A Preferred Stock and the Convertible Debentures convertible into such shares of Class A Common Stock) beneficially owned by CGE, with respect to which shares Mr. Elia disclaims beneficial ownership. Mr. Elia is President and Chief Executive Officer of Anjou International Company, a subsidiary of CGE.

(4) Includes (i) 125,776 shares of Class A Common Stock owned by Mr. Senior's spouse, (ii) 50,309 shares of Class A Common Stock owned by a trust for his minor children, as to which Mr. Senior disclaims beneficial ownership and (iii) 1,367,367 shares of Class A Common Stock owned by Allen & Company, of which Mr. Senior is a Managing Director, as to which shares Mr. Senior disclaims beneficial ownership.

(5) Includes 85,000 shares which may be acquired within 60 days of the date of the table.

(6) Includes 73,000 shares which may be acquired within 60 days of the date of the table.

(7) Represents 37,500 shares which may be acquired within 60 days of the date of the table.

(8) Includes 49,000 shares which may be acquired within 60 days of the date of the table.

(9) Includes 4,800,000 shares of Class A Common Stock underlying the 1,200,000 shares of the Series A Preferred Stock beneficially owned by CGE and 46,667 shares of Class A Common Stock underlying the $1,400,000 of Convertible Debentures beneficially owned by CGE. The Convertible Debentures are convertible into Class A Common Stock at $30 per share. CGE owns all of the outstanding shares of the Series A Preferred Stock.

(10) Based on the information as of December 31, 1994 as set forth in the
     Schedule 13G filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission on February 13, 1995.

(11) Based on the information as of December 31, 1994 as set forth in the
     Schedule 13G filed by The Capital Group Companies, Inc. with the Securities and Exchange Commission on February 6, 1995.

(12) Includes shares of Class A Common Stock held by Allen & Company and CGE.

(13) Includes 4,995,439 shares which may be acquired within 60 days of the date of the table.



               EXECUTIVE COMPENSATION AND OTHER INFORMATION

    Summary Compensation Table

    The following table shows, for the fiscal years ended October 31, 1994, 1993 and 1992 the cash compensation paid or accrued for those years to each of the six most highly compensated executive officers of AWT in all capacities in which they served.


                                 Annual Compensation         Long Term Compensation
                                _________________________   _______________________
                                                                     Awards
                                                            _______________________
Name and                                                    Restricted   Securities      All Other
Principal                                   Other Annual      Stock      Underlying      Compensa-
Position                Year    Salary($)  Compensation($)  Award(s)($)   Options(#)      tion($)
_________               ____    _________  _______________  ___________   _______       __________

Claudio Elia            1994    99,429(1)          0        20,000 (2)    100,000             0
Chairman of the
Board and Chief
Executive Officer

Eckardt C. Beck         1994   222,762        51,892 (3)         0              0       106,885 (4)
Former Chairman of      1993   356,000        94,507 (5)         0         26,000       145,389 (6)
the Board and Chief     1992   356,000        94,507             0              0       157,399
Executive Officer

Arthur L. Glenn         1994   245,031             0             0              0             0
President and Chief     1993   139,263(7)          0        22,000 (8)     73,000             0
Operating Officer

Donald A. Deieso        1994   195,023             0             0              0             0
President and Chief     1993   175,000             0             0         20,000         8,642 (9)
Executive Officer,      1992   175,000             0             0              0        11,501
Metcalf & Eddy, Inc.

Douglas A. Satzger      1994   178,279             0             0              0           462 (10)
Senior Vice President   1993   153,333             0             0         15,000           465 (9)
and General Counsel     1992   170,000             0             0              0            85

George C. Mammola       1994   184,080             0             0              0           693 (10)
President and Chief     1993   150,000             0             0         15,000             0
Executive Officer,      1992   116,667             0        31,746 (8)     12,500             0
Research-Cottrell, Inc.

- -----------------
(1) Represents amounts paid to Mr. Elia since joining AWT on June 14, 1994. Mr. Elia is paid a base salary of $275,000 per annum.

(2) As of October 31, 1994, Mr.  Elia held 2,500 shares of restricted
    Class A Common Stock vesting over a four-year period, with an aggregate value of $17,500. The Company's Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), all restrictions on these shares will lapse.

(3) "Other Annual Compensation" for Mr. Beck in fiscal 1994 includes $43,750 ($6,250 per month) paid to Mr. Beck from November 1, 1993 through May 31, 1994 as a housing allowance, as well as other amounts paid to Mr. Beck for time spent on behalf of AWT in Massachusetts and to reimburse Mr. Beck for real estate and income taxes in Massachusetts.

(4) Includes (i) $105,578 of interest imputed to a loan made by AWT to Mr. Beck (as more fully described below), for the period from November 1, 1993 to May 31, 1994 and (ii) a contribution of $1,307 to AWT's Thrift Plan.

(5) "Other Annual Compensation" for Mr. Beck in fiscal 1993 includes $75,000 ($6,250 per month) paid to Mr. Beck as a housing allowance, as well as other amounts paid to Mr. Beck for time spent on behalf of AWT in Massachusetts and to reimburse Mr. Beck for real estate and income taxes in Massachusetts.

(6) "All Other Compensation" for Mr. Beck for Fiscal 1993 consists of the following: (i) a contribution of $1,799 to AWT's Thrift Plan; (ii) a contribution of $8,125 to AWT's Supplemental Pension Plan; and (iii) $135,465 of interest imputed to a loan made by AWT to Mr. Beck more fully described below.

(7) Represents amounts paid to Mr. Glenn since joining AWT on April 12, 1993. Mr. Glenn is paid a base salary of $250,000 per annum.

(8) The restrictions on all of these shares (2,000 shares in the case of Mr. Glenn and 1,761 shares in the case of Mr. Mammola) lapsed because the Board of Directors of AWT determined that the consummation of the transactions contemplated by the Investment Agreement constituted a "change-in-control" of AWT. Thus, as of October 31, 1994, Mr. Glenn and Mr. Mammola do not hold any restricted Class A Common Stock.

(9) "All Other Compensation" for fiscal 1993 consists of (i) $465 contributed to AWT's Thrift Plan on behalf of Mr. Satzger and (ii) $8,642 contributed to AWT's Supplemental Pension Plan on behalf of Mr. Deieso.

(10) "All Other Compensation for Messrs.  Satzger and Mammola in fiscal
     1994 consists of (i) $462 contributed to AWT's Thrift Plan on behalf of Mr. Satzger and (ii) $693 contributed to AWT's Thrift Plan on behalf of Mr. Mammola.

  EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contract with Mr. Beck

The following arrangements were in effect when Mr. Beck was serving as AWT's Chairman of the Board of Directors and Chief Executive Officer. His employment by the Company was terminated on June 14, 1994 as contemplated by the Investment Agreement dated as of March 30, 1994 among the Company, CGE and Anjou (the "Investment Agreement"). The following arrangements have been superseded by the Termination Agreement (as defined below) as more fully described below.

  On August 20, 1990, the Board of Directors of the Company made a one-year, interest-free, unsecured loan of $2,300,000 to Mr. Beck. This loan was made to Mr. Beck, a founder of the Company, so that he could satisfy certain personal financial obligations without having to sell a substantial portion of his equity investment in the Company. The Company does not currently intend to make loans to other members of the Company's management with terms similar to those of Mr. Beck's loan. This loan will be forgiven over the next five years as described below.

  The Company and Mr. Beck entered into an Employment Agreement, dated as of August 20, 1991, which, among other things, extended Mr. Beck's employment term with AWT for a five-year term (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Beck served as AWT's Chairman of the Board of Directors and Chief Executive Officer and a director and officer of AWT's subsidiaries until his employment with the Company was terminated on June 14, 1994. AWT agreed in the Employment Agreement that, on each anniversary of the date of the Employment Agreement, if Mr. Beck remained an employee of AWT serving in the capacities of Chairman of the Board and Chief Executive Officer at that time, AWT would forgive one-fifth of the unsecured, non-interest bearing loan to Mr. Beck in the original principal amount of $2,300,000 to the extent that all or any portion of the loan remained outstanding. AWT further agreed to forgive such loan in its entirety in the event of Mr. Beck's death, termination for disability (as defined), termination by AWT other than for Cause (as defined), termination by Mr Beck in the event of a material breach of the Employment Agreement by AWT (such event is defined as "Good Reason"), or upon a change of control (as defined) of AWT. In addition, if Mr. Beck's employment was terminated by Mr. Beck for "Good Reason," or by AWT for any reason other than for "Cause," or by reason of Mr. Beck's death or disability, Mr. Beck would be entitled to payment of all "Accrued Benefits" (as defined) through the date of termination, and to payment of all salary payments that Mr. Beck would have been entitled to had his employment not been so terminated. Under the terms of the Employment Agreement, Mr. Beck is entitled to an annual salary, subject to cost-of-living adjustments, of $356,000 for such services, participation in stock option and other bonus and incentive programs available to other senior executives, as well as a housing allowance of $6,250 per month and reimbursement for certain other living and associated expenses.

  In each of 1992 and 1993, due to AWT's financial performance, Mr. Beck decided to waive the requirement that a portion of the loan be forgiven. As a result, the Executive Committee twice amended the Employment Agreement to reflect this fact and added a sixth, and then a seventh year, to the employment term so that Mr. Beck's Employment Agreement with AWT would expire on August 20, 1998.

  In anticipation of the consummation of the transactions contemplated by the Investment Agreement, on March 17, 1994, the Company and Mr. Beck entered into an amendment to the Employment Agreement which provided certain severance payments to Mr. Beck by the Company at the time of the termination of Mr. Beck's employment with the Company as contemplated by the Investment Agreement, in addition to all other payments and benefits provided for in the Employment Agreement. Mr. Beck and the Company also mutually acknowledged that, effective upon the date of closing of the transactions contemplated by the Investment Agreement, Mr. Beck's employment with AWT would cease and that such cessation would be treated as termination of his employment other than for Cause, pursuant to the Employment Agreement.

  Termination Agreement

  Notwithstanding the foregoing, subsequent to the termination of Mr. Beck's employment with the Company as of June 14, 1994 as a result of the consummation of the transactions contemplated by the Investment Agreement, the Company and Mr. Beck have entered into an agreement dated November 21, 1994 (the "Termination Agreement") relating to all aspects of their relationship following such termination of employment, which supersedes all rights and obligations outstanding pursuant to the Employment Agreement, as amended. The Termination Agreement provides, among other things, that: (a) Mr. Beck agrees not to compete with the Company during the period beginning on June 14, 1994 and ending on December 31, 1999, (b) the Company agrees to pay Mr. Beck $24,800 per month during the period beginning on January 1, 1995 and ending on December 31, 1999 (the "Term"), (c) during the Term, the Company agrees to reimburse Mr. Beck up to $10,000 per twelve-month period for the purchase of health and medical insurance for him and his spouse, which obligation shall terminate immediately upon Mr. Beck's becoming employed by an entity that makes medical insurance available to its employees, (d) on January 1, 1995 and on January 1 of each of the four succeeding years, the Company agrees to forgive approximately one-fifth of the unsecured, non-interest-bearing loan to Mr. Beck outstanding as of January 1, 1995 unless Mr. Beck breaches his obligations under the Termination Agreement, the Consulting Agreement (as defined below) and the Releases (as defined below), (e) the Company agrees to pay Mr. Beck $330,000, which amount is intended to defray in whole or in part various withholding taxes in connection with the Termination Agreement, (f) the Company agrees to deliver to Mr. Beck a preferred stock certificate representing ownership of a membership interest in Metedeconk National Golf Club, Inc. and Mr. Beck agrees to pay to the Company $50,000 for such transfer, and (g) all stock options held by Mr. Beck at the time of the termination of his employment are cancelled. In addition, the Company and Mr. Beck entered into a consulting agreement (the "Consulting Agreement") on the same day, in which Mr. Beck agrees to make himself available throughout the Term to serve, and the Company agrees to engage Mr. Beck, as a consultant to the Company in connection with any litigation or claims in which the Company or any of its affiliates is involved and in which Mr. Beck's testimony or assistance is deemed necessary by the Company. The Company will pay Mr. Beck $8,333 per month in consideration of his agreement to act as a consultant. As a condition to the effectiveness of the Termination Agreement, Mr. Beck executed certain releases (the "Releases") in which he agrees, among other things, to indemnify the Company for certain litigation-related expenses incurred by it on behalf of Mr. Beck.

  Retention Agreements

  The Company entered into agreements in March 1994 (the "Retention Agreements") with Messrs. Glenn, Satzger, Mammola and Deieso, and with certain other officers, which provide for each executive's employment by the Company for an initial period of two years beginning upon the occurrence of a Change-in-Control of the Company (as defined). The Retention Agreements provide for an annual salary of $250,000, $200,000, $210,000 and $210,000 for
Messrs. Glenn, Satzger, Mammola and Deieso, respectively. Salaries under the agreements may be increased by the Board of Directors, in its sole discretion, taking into account the earnings and overall productivity of the Company, available resources, the performance of the executive and such other factors as it deems relevant. In addition, the agreements with Mr. Deieso and certain other executives provide that the executive will be eligible to receive a bonus of up to $30,000 in each year of the initial two-year period if, at any time during the initial two-year term, certain operating targets are met. If, during the initial two-year term, the Company terminates the executive's employment other than for death, Disability (as defined), or Justifiable Cause (as defined) or the executive terminates his employment for Good Reason (as defined), the executive will be entitled to receive an amount equal to the balance of the salary due to him for the remainder of the initial two-year term. In addition, in that event, the executive will be entitled to exercise any options which were exercisable on the date of termination until 90 days after the end of the initial two-year term of the agreement or, if earlier, the date of termination of the option. The consummation of the transactions contemplated by the Investment Agreement constituted a Change-in-Control as defined in the Retention Agreements.

  Options

  AWT's Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), any outstanding options not theretofore fully exercisable shall immediately become exercisable in their entirety. The Board of Directors has determined that the consummation of the transactions contemplated by the Investment Agreement constituted a "change-in-control" for purposes of such plan.

                         SUPPLEMENTAL PENSION PLAN

  The following table shows the estimated annual benefits payable upon retirement to participants in the Company's Supplemental Pension Plan.


                          Estimated Annual Retirement Benefits
                                    Years of Service
                       __________________________________________
            Bonus
         Remuneration    15       20      25        30       35
         ____________    __       __      __        __       __

            $25,000    $5,625   $7,500  $9,375   $11,250  $13,125
             50,000    11,250   15,000  18,750    22,500   26,250
             75,000    16,875   22,500  28,125    33,750   39,375
            100,000    22,500   30,000  37,500    45,000   52,500
            125,000    28,125   37,500  46,875    56,250   65,625

   Certain officers and key employees of whom one is named in the Summary Compensation Table, participate in an unfunded supplemental pension plan which provides additional annual retirement benefits equal to 1.5% of the average of the participant's final five bonuses multiplied by the participant's years of service, up to a maximum of 35 years. No separate accounts are maintained and no amounts are vested until a participant reaches retirement in the employ of AWT. Mr. Deieso, who is named in the Summary Compensation Table, has been credited with 5 years of service. The last bonus paid to Mr. Deieso was for the fiscal year 1990. Therefore, no amount of cash compensation in the Summary Compensation Table is used for determining benefit accruals for Mr. Deieso under the Supplemental Pension Plan. The benefit amounts set forth in the Table above are not subject to reduction for social security benefits or for other offsets.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table contains information regarding the grant of stock options under AWT's Long-Term Incentive Compensation Plan to the six named executive officers of AWT during fiscal 1994. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and stock holdings are dependent on the future performance of the Class A Common Stock.

                                                                     Potential Realizable
                                                                        Value at Assumed
                                                                     Annual Rates of Stock
                                                                     Price Appreciation for
                                 Individual Grants                       Option Term
                _________________________________________________    _______________________
                Number of
                Securities
                Underlying     % of Total
                Options     Options Granted  Exercise
                Granted       to Employees    Price    Expiration
Name             (#) (1)    In Fiscal Year  ($/Sh)(2)    Date5         %($)        10%($)
____           __________   ______________  _________  __________     ______      _________
Claudio Elia       100,000       17.85%       $8.00     8/19/2004     503,116     1,274,994

Eckardt C. Beck       0

Arthur L. Glenn       0

Donald A. Deieso      0

Douglas A. Satzger    0

George C. Mammola     0

_________________________________

(1) Options granted in fiscal 1994 vest annually in four equal installments commencing one year from the date of grant. Under the terms of the Company's Long-Term Incentive Compensation Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), any outstanding options not theretofore fully exercisable shall immediately become exercisable in their entirety.

(2) The exercise price may be paid in cash, in shares of Class A Common
    Stock valued at their fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to AWT, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes, if any.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

      The following table sets forth information with respect to the named executives concerning unexercised options, held as of October 31, 1994. No options were exercised during fiscal 1994 by any of the named executive officers.

                   Number of Securities Underlying    Value of Unexercised
                        Unexercised Options at        In-the-Money Options
                                FY-End                    at FY-End(1)
                    ___________________________    ___________________________
                    Exercisable   Unexercisable    Exercisable   Unexercisable
Name                     (#)            (#)            ($)           ($)
_____               __________    _____________     __________   _____________

Claudio Elia(3)             0        100,000           N/A               0(2)

Eckardt C. Beck(4)          0              0           N/A             N/A

Arthur L. Glenn(5)     73,000              0             0(2)          N/A

Donald A. Deieso(6)    85,000              0             0(2)          N/A

Douglas A. Satzger(7)  49,000              0             0(2)          N/A

George C. Mammola(8)   37,500              0             0(2)          N/A
___________

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Class A Common Stock of $7.00, the closing sale price per share of the Class A Common as reported on the American Stock Exchange Composite Tape for October 31, 1994.

(2) The exercisable options held by Messrs. Glenn, Satzger and Mammola and the unexercisable options held by Mr. Elia were not in-the-money as of October 31, 1994.

(3) The exercise price of the options held by Mr. Elia is $8.00 per share, which was the fair market value of AWT's Common Stock on the date of grant.

(4) Pursuant to the Termination Agreement, all stock options held by Mr. Beck at the time of the termination of his employment were cancelled.

(5) The exercise price of the options held by Mr. Glenn is (i) $11.00 per share in the case of his option to purchase 50,000 shares granted in April 1993, or (ii) $11.75 per share in the case of his option to purchase 23,000 shares granted in August 1993, in each case the fair market value of AWT's Common Stock on the date of grant.

(6) The exercise price of the options held by Mr. Deieso is (i) $17.00 per share in the case of his option to purchase 30,000 shares granted in August 1989, (ii) $19.125 per share in the case of his option to purchase 10,000 shares granted in December 1989, (iii) $18.50 per share in the case of his option to purchase 25,000 shares granted in December 1991, or (iv) $11.75 per share in the case of his option to purchase 20,000 shares granted in August 1993, in each case the fair market value of AWT's Common Stock on the date of grant.

(7) The exercise price of the options held by Mr. Satzger is (i) $17.125 per share in the case of his option to purchase 24,000 shares granted in June 1991, (ii) $18.50 per share in the case of his option to purchase 10,000 shares granted in December 1991, or (iii) $11.75 per share in the case of his option to purchase 15,000 shares granted in August 1993, in each case the fair market value of AWT's Common Stock on the date of grant.

(8) The exercise price of the options held by Mr. Mammola is (i) $23.00 per share in the case of his option to purchase 10,000 shares granted in February 1991, or (ii) $18.50 per share in the case of his option to purchase 12,500 shares granted in December 1991, or (iii) $11.75 per share in the case of his option to purchase 15,000 shares granted in August 1993, in each case the fair market value of the Company's Common Stock on the date of grant.


      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on Page 17 shall not be incorporated by reference into any such filings.


             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    Decisions on compensation of the Company's executives generally are made by the four-member Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee" or "Committee"). In connection with the transactions contemplated by the Investment Agreement, the Company changed the composition of its Board of Directors and, as a result, the composition of the Compensation Committee also changed. Prior to June 14, 1994, the Compensation Committee consisted of Messrs. Costle and Dowd. Since June 14, 1994, the Compensation Committee consists of Messrs. David, Senior and Morris and Ms. Green. Each member of the Compensation Committee is a non-employee director. Mr. David is Director General of CGE. Mr. Senior is a Managing Director of Allen & Company, which has performed investment banking and other services for the Company from time to time. Allen & Company served as a financial advisor to the Company in connection with the transactions contemplated by the Investment Agreement. Ms. Green is a partner at the law firm of Bryan Cave, which has performed various legal services for the Company from time to time. The newly constituted Compensation Committee, among other things, approved (i) Mr. Elia's salary and option and restricted stock awards and (ii) Mr. Beck's Termination Agreement and related agreements.

    Compensation Policy for Executive Officers

    Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies and programs that seek to retain and motivate employees of the Company whose performance contributes to the Company's goal of maximizing stockholder value in an industry that continues to experience sluggish growth, overcapacity, intense competition and marginal profitability. The Compensation Committee is of the opinion that managing through a depressed market, such as the environmental markets of the last few years, requires dedicated employees who can keep the Company on track and position it for future competitive advantage. Historically, the Company has sought to combine salaries with stock option awards, restricted stock awards and, when appropriate, selected cash bonuses to provide a balanced compensation package for its executives. The balance established by the Committee is designed to reward past performance, retain key employees and encourage future performance. Under this structure, long-term incentives are based upon the value of the Company's Class A Common Stock in order to more closely align executives' interests with those of stockholders. Compensation decisions are made by the Compensation Committee after reviewing recommendations prepared by the Company's Chief Executive Officer, with the assistance of other Company personnel.

    In approving and establishing compensation for the Company's executives for fiscal 1994, several factors are considered by the Compensation Committee. Performance criteria include individual performance, overall Company performance (based on improvement in revenues, backlog and earnings) versus that of its competitors and performance of the price of the Company's Class A Common Stock in comparison to prior levels to the relative stock prices of its competitors. Emphasis is placed upon the Committee's subjective assessment of an individual's integrity, loyalty and competence in his or her areas of responsibility. When evaluating the foregoing performance criteria in setting executive compensation, the Committee gives greatest weight to those factors it believes have or will contribute the most towards maximizing stockholder value and increasing the Company's financial stability.

    Messrs. Deieso, Satzger and Mammola received salary increases during fiscal 1994 in connection with entering into the Retention Agreements and in recognition of these individuals' past contributions and their significant efforts on behalf of the Company in preserving its businesses. As further described under EXECUTIVE COMPENSATION AND OTHER INFORMATION -- "Employment Contracts and Termination and Change-in-Control Arrangements -- Retention Agreements", these Agreements were designed to retain the services of Messrs. Glenn, Deieso, Satzger and Mammola during and after the transactions contemplated by the Investment Agreement between the Company and CGE.

    Discussion of 1994 Compensation for the Chairman and Chief Executive
Officer

    The employment arrangement with Mr. Beck, the former Chairman and Chief Executive Officer of the Company, was terminated on June 14, 1994 as a result of the consummation of the transactions contemplated by the Investment Agreement. The Termination Agreement, which includes the provisions for severance payments to Mr. Beck, was approved by the Compensation Committee. For the description of the Termination Agreement, see EXECUTIVE COMPENSATION AND OTHER INFORMATION -- "Employment Contracts and Termination and Change-in-Control Arrangements -- Termination Agreement."

    In considering the compensation for Mr. Elia, the Chairman and Chief Executive Officer since June 14, 1994, the Compensation Committee established his base salary level in accordance with the criteria described above.

    In addition to regular salary payments to Mr. Elia, the Compensation Committee granted stock options and restricted stock awards to Mr. Elia in fiscal 1994 as an inducement to hire and as an incentive to future performance. In deciding to make these awards, the Compensation Committee's primary consideration was to provide a strong incentive to Mr. Elia to improve the Company's performance in a manner that will have a positive effect on the market value of the Company's Class A Common Stock.



                                    COMPENSATION AND STOCK OPTION COMMITTEE

                                    Jacques-Henri David
                                    Carol Lynn Green
                                    Enrique F. Senior
                                    John W. Morris





                            STOCK PERFORMANCE GRAPH

                     AIR & WATER TECHNOLOGIES CORPORATION




                                 GRAPHICS

A LINE CHART ILLUSTRATING THE FOLLOWING:


     DATE               AWT                S&P                FIDELITY
     ----               ---                ---                --------

     10/89              100                100                   100
     10/90              101                 93                    93
     10/91              124                124                   105
     10/92               75                136                   101
     10/93               80                156                   109
     10/94               41                162                   100




    The above graph shows a comparison of cumulative total return for the period from November 1, 1990 through October 31, 1994, in (i) the Company's Class A Common Stock, (ii) the S&P 500 Composite Stock Price Index, and (iii) the Fidelity Select Environmental Services Fund. The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On June 14, 1994, the stockholders of AWT approved the issuance of Company securities pursuant to an Investment Agreement dated as of March 30, 1994 (the "Investment Agreement"), among AWT, CGE, and Anjou pursuant to which, among other things, AWT (i) issued to CGE 1,200,000 shares of the Series A Preferred Stock convertible into 4,800,000 shares of Class A Common Stock, for cash consideration of $60,000,000, and (ii) issued to Anjou an aggregate of 6,701,500 shares of Class A Common Stock in connection with the acquisition from Anjou of PSG and PSG Canada. As a result, CGE increased its ownership interest in AWT to approximately 48% of the total voting power of the Company's voting securities. In addition, AWT benefitted from certain financial undertakings from CGE, including a $125,000,000 loan from CGE and became CGE's exclusive vehicle in the United States, its possessions and its territories for CGE's water and wastewater management and air pollution activities. CGE also has representation on AWT's Board of Directors and the right to designate AWT's Chief Executive Officer and Chief Financial Officer all as further described below.

CERTAIN COVENANTS OF THE COMPANY

   Representation on the Board of Directors; Management

   Under the terms of the Investment Agreement, the Company has agreed that CGE will have the right to cause the Company to include, as nominees for the Company's Board of Directors recommended by the Board for election by the stockholders, a number of directors (rounded down to the next whole number if CGE owns in the aggregate less than one-half of the outstanding shares, treating the shares of Series A Preferred Stock owned by CGE as having been converted into shares of Class A Common Stock, or, if otherwise, rounded up to the next whole number) that is equal to the product of the total number of directors on the Board times a fraction the numerator of which is the aggregate number of shares of Class A Common Stock owned by CGE and its Affiliates (assuming conversion of the Series A Preferred Stock (or other securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) held by CGE or its Affiliates) and the denominator of which is the total number of shares of Class A Common Stock outstanding (assuming conversion of the Series A Preferred Stock (or other securities convertible into or exercisable or exchangeable for Shares of Class A Common Stock) held by CGE or its affiliates). The Company has further agreed that CGE will have proportionate representation on all Committees of the Board (other than any Special Committee of Independent Directors) to the same extent as CGE is entitled to representation on the Board of Directors. "Independent Director" is defined for purposes of the Investment Agreement as any director who is not an employee, agent or representative of the Company, CGE or any of their respective Affiliates or Associates (as defined in the Investment Agreement) and may include any person acting as outside counsel or financial advisor for either the Company or CGE or any of their respective Affiliates or Associates. All Independent Directors must be satisfactory to CGE.

   AWT has also agreed in the Investment Agreement that CGE shall have the right to designate the Chief Executive Officer and the Chief Financial Officer of the Company.

   At the Annual Meeting held on June 14, 1994, stockholders of the Company elected five directors who were designated by CGE (Messrs. David, Elia, Deschamps, DeBenedictis and Kriegel). Also in accordance with the terms of the Investment Agreement, the Board of Directors appointed as designees of CGE Claudio Elia as Chief Executive Officer and Alain Brunais as Chief Financial Officer.

   Registration Rights

   Pursuant to the terms of the Investment Agreement, CGE and Anjou will have the right to require on up to four occasions that the Company register all shares of Class A Common Stock, Series A Preferred Stock or the Company's 5 1/2% Convertible Subordinated Notes (the "Convertible Debt") owned from time to time by CGE and its Affiliates for sale to the public under the Securities Act (a "Demand Registration"), provided that the Company is not obligated (i) to effect more than one Demand Registration in any six-month period, (ii) to effect a Demand Registration for less than five percent of the outstanding Class A Common Stock or (iii) to effect a Demand Registration within six months of CGE or Anjou selling any shares pursuant to a Piggyback Registration (as defined below). In addition, CGE and Anjou will have the right to participate in registrations by the Company of its Class A Common Stock (a "Piggyback Registration"). The Company will pay all registration expenses on behalf of CGE and Anjou, including certain related fees and expenses, other than underwriting fees and discounts.

   Access to Books and Records

   The Company has agreed that for so long as CGE beneficially owns directly or indirectly at least 26% of the outstanding shares of Class A Common Stock on a fully-diluted basis, CGE will have access on reasonable terms to the books, records and employees of the Company and its subsidiaries and to the provision by the Company of all information reasonably requested by CGE, subject to confidentiality obligations that may be owed at the time by the Company to third parties and to appropriate confidentiality arrangements and requirements of law.

CERTAIN COVENANTS OF CGE

   Exclusivity

   CGE has agreed in the Investment Agreement that, for so long as CGE (with its affiliates) is the largest stockholder of the Company, AWT will be CGE's exclusive vehicle in the United States, its possessions and its territories for CGE's water and waste water management and air pollution activities. CGE also agreed to assist the Company in developing its water and waste water management and air pollution activities in both Canada and Mexico, subject to certain limitations, and CGE and the Company agreed to establish a privileged commercial relationship for the development of air pollution activities in Europe.

   Affiliate Transactions

   CGE has agreed on behalf of itself and its affiliates that any transactions (or series of related transactions) between the Company and any of its affiliates and CGE or any of its affiliates will be on an arm's length basis. Any such transaction (or series of related transactions) having an aggregate value in excess of $1,000,000 and any settlement of the existing litigation between the Company and the Puerto Rico Aqueduct and Sewer Authority must be approved by a majority of the Independent Directors or a special committee thereof. The Company, CGE and Anjou have further agreed that all claims by the Company against CGE or its Affiliates under the Investment Agreement may be taken only by majority approval of such Independent Directors on Special Committee.

   Sales of Shares

   CGE has also agreed to give the Company one day's prior written notice of any sale of Company securities by CGE if, to the knowledge of CGE, such sale would result in any party's beneficially owning more than 15% of the outstanding shares of Class A Common Stock.

   Letter Agreement

   Pursuant to a letter agreement dated March 18, 1994 between the Company and CGE, CGE purchased 500,000 shares of the Company's Class A Common Stock at $10 a share for a total purchase price of $5,000,000. CGE also agreed in the letter agreement that, subject to approval by CGE, CGE would co-sign on a case-by-case basis with the Company applications for letters of credit with respect to the Company's water and waste water management and air pollution projects, which CGE acknowledged could reach or exceed the level of letters of credit carried by the Company at March 18, 1994.

ISSUANCE OF SERIES A PREFERRED STOCK

   General

   Pursuant to the terms of the Investment Agreement, AWT issued to CGE, 1,200,000 shares of its Series A Preferred Stock, $.01 par value per share, convertible into 4,800,000 shares of Class A Common Stock, for an aggregate cash purchase price of $60,000,000. The Series A Preferred Stock is exchangeable at the option of the Company for the Company's Convertible Debt with a maturity of 10 years from the date of issuance of such Convertible Debt.

   Dividends

   The holders of shares of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends at an annual rate of $2.75 per share, payable in cash quarterly in arrears in equal amounts on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on June 30, 1994. Dividends other than for a fully quarterly period accrue on the basis of the actual number of days elapsed in a 365-day year. Quarterly dividends which are not paid in full in cash cumulate without interest until declared and paid by the Board of Directors. Holders of the Series A Preferred Stock entitled to receive all accrued dividends in preference to and priority over dividends on the Company's Class A Common Stock, and no distribution in respect of the Class A Common Stock and no redemption, purchase, retirement or acquisition for value of Class A Common Stock may occur, or money be set apart therefor, unless all dividends accrued on the Series A Preferred Stock through the immediately preceding Dividend Payment Date have been declared and paid. If the Series A Preferred Stock is exchanged into Convertible Debt, the interest rate will be 5 1/2% per annum. The Company paid approximately $970,000 to CGE as dividends on the Series A Preferred Stock during fiscal 1994.

   Liquidation Preference

   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $50 for each share outstanding, plus accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, whether or not declared to the date of such payment, before any payment shall be made or any assets distributed to the holders of the Class A Common Stock. Neither a voluntary sale, lease, or other transfer of all or substantially all of the assets of the Company, nor a consolidation or merger of the Company with or into another person, will be considered a liquidation, dissolution or winding up of the Company for these purposes.

   Exchange

   Commencing June 30, 1997, the Series A Preferred Stock is exchangeable, in whole and not in part, at the sole option of the Company, at any time, for the Company's Convertible Debt, having a maturity of ten years from the date of issuance of the Series A Preferred Stock, on not less than 30 nor more than 60 days' prior written notice. Each share of Series A Preferred Stock is exchangeable for $50 principal amount of Convertible Debt.

   Conversion

   The Series A Preferred Stock and Convertible Debt are convertible, in whole or in part, at the option of the holder, at any time and from time to time, into shares of Class A Common Stock at a conversion price equal to $12.50 per share of Class A Common Stock. The ratio at which the Series A Preferred Stock and Convertible Debt are convertible into shares of Class A Common Stock is subject to adjustment (using a weighted average in the case of items (iii), (iv), (v) and (vi) below so as to preserve the fully diluted percentage of Class A Common Stock into which the Series A Preferred Stock and Convertible Debt are convertible) in the event of: (i) stock dividends, stock reclassifications or recapitalizations, stock splits, reverse splits and the like; (ii) dividends or other distributions of cash or assets or evidence of indebtedness; (iii) dividends or other distributions of securities or rights convertible into or exercisable for shares of any class of common stock of the Company at a price less than the then conversion price per common share of the Series A Preferred Stock; (iv) issuance of shares of any class of common stock of the Company (other than common stock issued upon conversion of the Series A Preferred Stock, the Convertible Debt or the Company's 8% Convertible Subordinated Debentures due May 15, 2015, or pursuant to the Company's stock option plans or other stock related employee compensation plans approved by the Board of Directors) at a price less than the then conversion price per common share of the Series A Preferred Stock; (v) issuance of securities or rights convertible into or exercisable for shares of any class of common stock of the Company at a purchase price less than the then conversion price per common share of the Series A Preferred Stock; and (vi) repurchase by the Company, directly or indirectly, of shares of any class of common stock at a price in excess of the then conversion price per common share of the Series A Preferred Stock.

   Redemption

   The Series A Preferred Stock is not redeemable before June 30, 1997. Between June 30, 1997 and June 30, 2000, the Series A Preferred Stock will be redeemable, in whole or in part, at the option of the Company on not less than 30 or more than 60 days' prior written notice. The Company may exercise this option during such time period only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Class A Common Stock exceeds $18.75, subject to adjustments. After June 30, 2000, the Series A Preferred Stock will be redeemable by the Company at any time. The same redemption provisions apply to the Convertible Debt. The redemption price is 103.85% of the liquidation preference, plus accrued and unpaid dividends to the date of redemption, after June 30, 1997 and will decrease by .55% each year until it reaches 100% of the liquidation preference, plus accrued and unpaid dividends to the date of redemption, whereupon it will remain fixed. The Series A Preferred Stock is perpetual preferred stock.

   Voting

   Holders of Series A Preferred Stock and Convertible Debt are entitled to vote with the holders of Class A Common Stock on all matters submitted for a vote of holders of Class A Common Stock, and are entitled to that number of votes equal to the number of votes to which the shares of Class A Common stock issuable upon conversion of such shares of Series A Preferred Stock and Convertible Debt would have been entitled if such shares of Class A Common Stock had been outstanding at the time of the applicable vote and related record date. In addition, the Series A Preferred Stock and Convertible Debt will vote separately as a class on any amendments to the Restated Certificate of Incorporation or By-Laws of the Company, whether by merger, consolidation, combination, reclassification or otherwise, which would alter or circumvent the voting powers, rights and preferences of the Series A Preferred Stock or Convertible Debt. No amendment or alteration of the dividends payable, liquidation preference or par value of the Series A Preferred Stock, or interest rate and principal amount of the Convertible Debt, may be effected without the consent of each holder of Series A Preferred Stock or Convertible Debt, respectively.

   Ranking

   The Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up and dissolution, ranks prior to all classes of the Company's equity securities, including the Class A Common Stock. The Convertible Debt will be subordinated to the Company's senior debt and senior subordinated debt.

   Restrictions on Resale; Registration Rights

   The Series A Preferred Stock is a "restricted security" as that term is defined in Rule 144 under the Securities Act. Consequently, resales of such shares by CGE, unless registered under the Securities Act, are subject to the timing, volume and other limitations of Rule 144. Under the Investment Agreement, CGE has certain registration rights with respect to such shares. See "-- Certain Covenants of the Company -- Registration Rights" above.

CGE CREDIT AGREEMENT

      In connection with the Investment Agreement, the Company and CGE entered into a Credit Agreement dated as of June 14, 1994 pursuant to which the Company received a $125,000,000 term loan from CGE. The term loan is an unsecured facility bearing interest at a rate based upon one, two, three or six-month LIBOR, as selected by AWT, plus 125 basis points and has a final maturity of June 15, 2001. The term loan contains certain financial and other restrictive covenants with respect to the Company relating to, among other things, the maintenance of certain financial ratios, and restrictions on the sale of assets and the payment of dividends on or the redemption, repurchase, acquisition or retirement of securities of the Company or its subsidiaries.
On June 14, 1994, the Company utilized a substantial portion of the proceeds from the term loan to retire its 11.18% Senior Notes with The Prudential Insurance Company of America. The Company paid approximately $1,857,000 to CGE as interest on the term loan during fiscal 1994.

OTHER RELATED TRANSACTIONS

      Mr. Senior, a Director of the Company since October 1987, is a Managing Director of Allen & Company, which has performed investment banking and other services for the Company from time to time. Allen & Company served as a financial advisor to the Company in connection with the transactions contemplated by the Investment Agreement. Ms. Green, a Director of the Company since June 1994, is a partner at the law firm of Bryan Cave. Bryan Cave has performed various legal services for the Company from time to time.

   On August 20, 1990, the Board of Directors of AWT made a one-year, interest-free, unsecured loan of $2,300,000 to Mr. Beck, the former Chairman of the Board and Chief Executive Officer of AWT, so that he could satisfy certain personal financial obligations without having to sell a substantial portion of his equity investment in AWT. Under the terms of the Termination Agreement with Mr. Beck, as discussed more fully in EXECUTIVE COMPENSATION AND OTHER INFORMATION -- "Employment Contracts and Termination and Change-in-Control Arrangements -- Termination Agreement", 20% of the principal amount of the loan will be forgiven in each of the next five years. AWT does not currently intend to make loans to other members of AWT management with terms similar to those of Mr. Beck's loan.


                     PROPOSAL 2:  TO RATIFY APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed Arthur Andersen & Co. , independent public accountants, to audit the financial statements of the Company for the fiscal year ending October 31, 1995. Arthur Andersen & Co. has served as the Company's independent public accountants since July 13, 1987. A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. The Board of Directors recommends a vote FOR this proposal. If the appointment is not ratified by stockholders, the Board of Directors is not obligated to appoint other independent public accountants, but the Board of Directors will consider such unfavorable vote.


                             STOCKHOLDER PROPOSALS

   Proposals of the Company's stockholders intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company no later than January 8, 1996 to be included in the Company's proxy statement and form of proxy relating to such Annual Meeting. Any proposal should be addressed to Douglas A. Satzger Esq., Secretary and General Counsel, Air & Water Technologies Corporation, U.S. Highway 22 West and Station Road, Branchburg, New Jersey 08876 and should be sent by certified mail, return receipt requested.


                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named therein discretionary authority to act upon any other matter that may properly come before the meeting.

   The Company will furnish a copy of its Annual Report on Form 10-K
(including financial statements and any financial statement schedules but excluding other exhibits), without charge, to any person upon request addressed to Douglas A. Satzger, Esq., Secretary and General Counsel, Air & Water Technologies Corporation, U.S. Highway 22 West and Station Road, Branchburg, New Jersey 08876.

                                     By Order of the Board of Directors



                                     /s/  DOUGLAS A. SATZGER
                                          ----------------------------
                                          DOUGLAS A. SATZGER
                                          Secretary


May 8, 1995
Branchburg, New Jersey


                   AIR & WATER TECHNOLOGIES CORPORATION

                     This Proxy is Being Solicited by
                  Air & Water Technologies Corporation's
                            Board of Directors


         The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 8, 1995 in connection with the Annual Meeting to be held at 10:00 a.m. on Thursday, June 8, 1995 at the Somerset Marriott Hotel, located at 110 Davidson Avenue, Somerset, New Jersey and hereby appoints Claudio Elia, Alain Brunais and Douglas A. Satzger, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution in each, to vote all shares of the Class A Common Stock of AIR & WATER TECHNOLOGIES CORPORATION (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 1995 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or not as follows on the proposals set forth in said Proxy.

         In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

         ELECTION OF DIRECTORS

         Douglas M. Costle, Jacques-Henri David, Nicholas DeBenedictis, Jean-Dominique Deschamps, Claudio Elia, Carol Lynn Green, William Kriehel, John W. Morris and Enrique P. Senior (of if any nominee is not available for election, such substitute as the Board of Directors may designate)

               SEE REVERSE SIDE FOR ALL TWO PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side.
               You need not mark any boxes.



[ X ]    Please mark
         votes as in this
         example.

         This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

                           FOR               WITHHELD

1.  Election of
     Directors



                                 FOR               AGAINST         ABSTAIN

1.  Proposal to ratify
     the appointment of
     Arthur Andersen &
     Co. as the Company's
     independent public
     accountants for the
     fiscal year ending
     October 31, 1995.

For, except vote withheld from the following nominee(s):


___________________________________













SIGNATURE(S) ______________________________  DATE ________________
Please sign exactly as example(s) appears hereon. Joint owners should each sign. When ______________ as attorney, executor, administrator, trustee or guardian, please _____________ full title ________________.